SERVISFIRST BANCSHARES, INC.

Announces Record Third Quarter 2012

Birmingham, Ala. – (PR Newswire) – October 16, 2012 – ServisFirst Bancshares, Inc. today announced record earnings for the quarter and nine months ended September 30, 2012.

Third Quarter 2012 Highlights:

▪	Third quarter record net income of $9.2 million, a 53% increase year/year
▪	Nine month net income of $25.6 million, a 53% increase year/year.
▪	Fully diluted earnings per share of $1.35 for the quarter, a 50% increase year/year.
▪	Book value per share was $30.81 at quarter end, more than triple the initial stock price in May 2005.
▪	Total assets reached $2.76 billion at the end of the third quarter.

Tom Broughton, President and CEO, said “We are pleased that we are receiving national recognition for our strong balance sheet and asset quality that continue to attract customers to our Bank.” Bud Foshee, CFO, stated “The third quarter of 2012 makes the eleventh consecutive quarter of record earnings.”

ABOUT SERVISFIRST:

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery and Dothan, Alabama and Pensacola, Florida.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and so-called “bailout” initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectibility of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Bud Foshee (205) 949-0307

BFoshee@servisfirstbank.com

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except shares and per share data)

	Three Months Ended
	September 30,		June 30,
	2012	2011	2012
Total interest income	$27,743	$23,312	$26,654
Total interest expense	3,695	4,093	3,749
Net interest income before provision for loan losses	24,048	19,219	22,905
Provision for loan losses	1,185	2,740	3,083
Net interest income after provision for loan losses	22,863	16,479	19,822
Total noninterest income	2,360	1,808	2,428

Salaries and employee benefits	5,697	4,723	5,248
Other noninterest expense	5,574	4,109	4,647
Total noninterest expense	11,271	8,832	9,895
Income before taxes	13,952	9,455	12,355
Income taxes	4,650	3,320	4,024
Net income	9,302	6,135	8,331
Preferred stock dividends	100	100	100
Net income available to common stockholders	$9,202	$6,035	$8,231

Basic earnings per common share	$1.53	$1.03	$1.38
Diluted earnings per common share	$1.35	$0.90	$1.21
Average basic common shares	6,005,242	5,886,178	5,981,218
Average fully diluted common shares	6,947,429	6,882,809	6,933,564

	Nine Months Ended September 30,
	2012	2011
Total interest income	$79,968	$66,353
Total interest expense	11,277	12,110
Net interest income before provision for loan losses	68,691	54,243
Provision for loan losses	6,651	6,465
Net interest income after provision for loan losses	62,040	47,778
Total noninterest income	7,057	4,861

Salaries and employee benefits	16,110	13,963
Other noninterest expense	14,087	12,835
Total noninterest expense	30,197	26,798
Income before taxes	38,900	25,841
Income taxes	13,011	8,990
Net income	25,889	16,851
Preferred stock dividends	300	100
Net income available to common stockholders	$25,589	$16,751

Basic earnings per common share	$4.28	$2.93
Diluted earnings per common share	$3.75	$2.58
Average basic common shares	5,977,590	5,709,334
Average fully diluted common shares	6,931,678	6,671,913

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2012	September 30, 2011	December 31, 2011
ASSETS
Cash and due from banks	$244,673	$92,399	$142,368
Investment securities	257,373	313,146	309,018
Restricted equity securities	3,941	3,708	3,501
Federal funds sold and other investments	10,672	91,315	100,565
Mortgage loans held for sale	28,558	9,114	17,859

Loans	2,161,130	1,695,476	1,830,742
Reserve for loan losses	(24,604)	(21,466)	(22,030)
Net loans	2,136,526	1,674,010	1,808,712
Foreclosed real estate	9,641	10,134	12,275
Bank owned life insurance contracts	41,551	40,000	40,390
Other assets	30,299	23,504	26,097
Total assets	$2,763,234	$2,257,330	$2,460,785

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing	$512,962	$382,095	$418,810
Interest-bearing	1,896,559	1,629,186	1,725,077
Total deposits	2,409,521	2,011,281	2,143,887
Federal funds purchased	91,317	16,400	79,265
Borrowings	30,463	35,463	35,468
Interest payable	918	1,043	945
Other liabilities	6,009	3,670	4,928
Total liabilities	2,538,228	2,067,857	2,264,493

Stockholders' equity	225,006	189,473	196,292
Total liabilities and stockholders' equity	$2,763,234	$2,257,330	$2,460,785

SERVISFIRST BANCSHARES, INC.

Key Ratios

	Three Months Ended
September 30,	September 30,		June 30,
	2012	2011	2012
Return on average assets	1.38%	1.11%	1.31%
Return on average common equity	16.64%	16.53%	15.74%
Net interest margin (fully taxable-equivalent)	3.82%	3.67%	3.85%
Efficiency ratio	42.68%	42.00%	39.06%

	Nine Months Ended September 30,
	2012	2011
Return on average assets	1.34%	1.13%
Return on average common equity	16.22%	16.89%
Net interest margin (fully taxable-equivalent)	3.81%	3.81%
Efficiency ratio	39.87%	45.34%

	September 30,		June 30,
	2012	2011	2012
Book value per common share	$30.81	$25.38	$29.13
Tangible book value per common share	$30.81	$25.38	$29.13
% of reserve for loan losses to total loans	1.14%	1.27%	1.15%
Nonperforming assets to total loans
plus foreclosed real estate	1.05%	1.67%	1.08%
Nonperforming assets to total assets	0.83%	1.27%	0.85%